QuickLinks -- Click here to rapidly navigate through this document

Exhibit 1.1

ABRAXAS ENERGY PARTNERS, L.P.

                                    Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

October            , 2007

A.G. EDWARDS & SONS, INC.
One North Jefferson Avenue
St. Louis, Missouri 63103

        The undersigned, Abraxas Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Abraxas Operating, LLC, a Texas limited liability company (the "Operating Company"), Abraxas General Partner, LLC, a Delaware limited liability company (the "General Partner"), Abraxas Energy Investments, LLC, a Texas limited liability company ("Investments"), and Citigroup Global Markets Inc. (the "Selling Unitholder") hereby address you as the "Underwriters" and hereby confirm their agreement with the several Underwriters named below. The Partnership, the Operating Company, the General Partner, and Investments are collectively referred to herein as the "Abraxas Parties." The Partnership, the General Partner and the Operating Company are referred to collectively herein as the "Partnership Entities."

        1.     Definitions.    As used in this Agreement:

          (a)   "Abraxas" shall mean Abraxas Petroleum Corporation, a Nevada corporation.

          (b)   "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          (c)   "Agreement" shall mean this Underwriting Agreement.

          (d)   "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          (e)   "Commission" or "SEC" shall mean the United States Securities and Exchange Commission.

          (f)    "Disclosure Package" shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

          (g)   "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          (h)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          (i)    "Execution Time" shall mean the date and time in San Antonio, Texas that this Agreement is executed and delivered by the parties hereto.

          (j)    "Free Writing Prospectus" shall mean a free writing prospectus, as defined in Rule 405.

          (k)   "Issuer Free Writing Prospectus" shall mean an issuer free writing prospectus, as defined in Rule 433.

          (l)    "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 5(a) below and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          (m)  "Prospectus" shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

          (n)   "Registration Statement" shall mean the registration statement referred to in paragraph 5(a) below, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

          (o)   "Rule 134", "Rule 158", "Rule 164", "Rule 172", "Rule 405", "Rule 424(b)", "Rule 433", "Rule 430A", "Rule 462", "Rule 463" refer to such rules under the Act.

          (p)   "Rule 430A Information" shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          (q)   "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 5(a) hereof.

          (r)   "Statutory Prospectus" shall mean the Preliminary Prospectus relating to the Units that is included in the registration statement relating to the Units immediately prior to the Execution Time.

        2.     Description of Common Units.    The Partnership and the Selling Unitholder propose to sell to the Underwriters an aggregate of 2,350,481 common units (the "Firm Units") representing limited partner interests in the Partnership ("Common Units"). Of the 2,350,481 Firm Units, 2,000,000 Common Units are being sold by the Partnership, and 350,481 Common Units are being sold by the Selling Unitholder. Solely for the purpose of covering over-allotments in the sale of the Firm Units, the Partnership further proposes to grant the Underwriters the right to purchase up to an additional 352,572 Common Units (the "Option Units"), as provided in Section 4 of this Agreement. The Firm Units and the Option Units are herein sometimes referred to as the "Units" and are more fully described in the Registration Statement, the Disclosure Package and the Prospectus.

        3.     Purchase, Sale and Delivery of the Firm Units.    On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell 2,000,000 Firm Units to the Underwriters and the Selling Unitholder agrees to sell 350,481 Firm Units to the Underwriters, and each such Underwriter agrees (a) to purchase from the Partnership and Selling Unitholder, at a purchase price of $                        per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 4 hereof.

        The Selling Unitholder shall deliver certificates representing the Firm Units to be sold by the Selling Unitholder to the transfer agent for the Common Units being sold by the Selling Unitholder not later than two (2) Business Days prior to the Closing Date (as defined below); provided that if the consummation of the transactions contemplated by this Agreement (the "Closing") does not or will not occur, such certificates shall be returned promptly to the Selling Unitholder. Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York,

New York ("DTC"). Delivery of the documents required by Section 9 hereof with respect to the Units shall be made at or prior to 11:00 a.m., San Antonio, Texas time, on                                    , 2007 at the offices of Jackson Walker L.L.P., 112 E. Pecan Street, Suite 2400, San Antonio, Texas 78205 or at such other place as may be agreed upon between A.G. Edwards & Sons, Inc. and the Partnership (the "Place of Closing"), or at such other time and date not later than five (5) full business days thereafter as A.G. Edwards & Sons, Inc. and the Partnership may agree, such time and date of payment and delivery being herein called the "Closing Date."

        The Partnership will cause its transfer agent to deposit as original issue the Firm Units being sold by it pursuant to the Full Fast Delivery Program of DTC.

        It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Units to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

        It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Registration Statement.

        4.     Purchase, Sale and Delivery of the Option Units.    The Partnership hereby grants an option to the Underwriters to purchase from the Partnership up to 352,572 Option Units, on the same terms and conditions as the Firm Units; provided, however, that such option may be exercised only for the purpose of covering any over-allotments that may be made by the Underwriters in the sale of the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered.

        The option is exercisable by the Underwriters at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day when the American Stock Exchange ("AMEX") is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by A.G. Edwards & Sons, Inc. to the Partnership in the manner provided in Section 15 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five (5) business days after such notice unless otherwise agreed to by the Partnership and A.G. Edwards & Sons, Inc. The Underwriters may terminate the option at any time, as to any unexercised portion thereof, by giving written notice from A.G. Edwards & Sons, Inc. to the Partnership to such effect.

        The Underwriters shall make such allocation of the Option Units among them as may be required to eliminate purchases of fractional Units.

        Delivery of the Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 9 hereof with respect to the Option Units shall be made at the Place of Closing at or prior to 11:00 a.m., San Antonio, Texas time, on the date designated in the notice given by A.G. Edwards & Sons, Inc. as provided above, or at such other time and date as A.G. Edwards & Sons, Inc. and the Partnership may agree (which may be the same as the Closing Date), such time and date of payment and delivery being herein called the "Option Closing Date." On the Option Closing Date, the Abraxas Parties shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Units as are required to be delivered on the Closing Date with respect to the Firm Units.

        The Partnership will cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of DTC.

        5.     Representations, Warranties and Agreements of the Abraxas Parties.    The Abraxas Parties, jointly and severally, represent and warrant to and agree with the Underwriters that:

          (a)   Registration.    The Partnership has prepared and filed with the Commission a registration statement (file number 333-144537) on Form S-1, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to the Underwriters. The Partnership will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, the Prospectus shall contain all information required by the Act and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Underwriters prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Statutory Prospectus) as the Partnership has advised the Underwriters, prior to the Execution Time, will be included or made therein.

          (b)   No Material Misstatements or Omissions in Registration Statement or Prospectus.    The Statutory Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Option Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in the Statutory Prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus, within the coverage of Rule 175(b) of the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading "Our Cash Distribution Policy and Restrictions on Distributions" or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 16 hereof.

          (c)   No Material Misstatements or Omissions in Disclosure Package.    (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each bona fide electronic road show, as that term is defined in Rule 433(h)(5) under the Act, when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 16 hereof.

          (d)   Eligible Issuer.    (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an "ineligible issuer" (as defined in Rule 405).

          (e)   Issuer Free Writing Prospectuses.    Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 16 hereof.

          (f)    Formation and Due Qualification.    Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its respective jurisdiction of formation, and is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, partners' or members' equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a "Material Adverse Effect") or (ii) subject the limited partners of the Partnership to any material liability. Each of the Partnership Entities has all requisite limited partnership or limited liability company, as the case may be, power and authority necessary to own or lease its properties currently owned, and to conduct its business as currently conducted, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

          (g)   Ownership of Limited Liability Company Interests in the General Partner.    Abraxas owns all of the limited liability company interests in the General Partner. All of such interests have been duly authorized and validly issued in accordance with the First Amended and Restated Limited Liability Company Agreement of the General Partner (the "General Partner LLC Agreement"), fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the "Delaware LLC Act")), and Abraxas owns such interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, "Encumbrances") (except restrictions on transferability described in the Registration Statement, the Disclosure Package or the Prospectus and Encumbrances created pursuant to the Credit Agreement dated as of June 27, 2007 (the "Abraxas Credit Agreement") among Abraxas, the lenders party thereto and Société Générale as administrative agent and issuing lender).

          (h)   Ownership of General Partnership Interest in the Partnership.    The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership, such general partner interest has been duly authorized and validly issued in accordance with the Second

  Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), and the General Partner owns such general partner interest free and clear of all Encumbrances (except restrictions on transferability described in the Registration Statement, Disclosure Package or the Prospectus).

          (i)    Partnership Interests Outstanding.    As of the date hereof, the issued and outstanding partnership interests of the Partnership consists of 11,134,367 Common Units and 227,232 General Partner Units. All outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the "Delaware LP Act")). Investments owns 5,131,959 Common Units, free and clear of all Encumbrances (except restrictions on transferability described in the Registration Statement, Disclosure Package or the Prospectus).

          (j)    Valid Issuance of the Units.    At the Closing Date or the Option Closing Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

          (k)   Ownership of the Operating Company.    The Partnership owns 100% of the limited liability company interests in the Operating Company free and clear of all Encumbrances, except for Encumbrances created pursuant to the Credit Agreement, dated as of May 25, 2007, between the Partnership and Société Générale as administrative agent and issuing lender (the "Credit Facility"). Such limited liability company interests have been duly authorized and validly issued in accordance with the Company Agreement of the Operating Company (the "Operating Company LLC Agreement"), and are fully paid (to the extent required under the Operating Company LLC Agreement) and non-assessable (except as such nonassessability may be affected by Title 3, Section 101.206 of the Texas Business Organizations Code).

          (l)    No Other Subsidiary.    Other than ownership interests in the Operating Company and cash equivalents, and liquid, current short-term investments, the Partnership does not own, and at the Closing Date and the Option Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership of its partnership interests in the Partnership and cash equivalents, and liquid, current short-term investments, the General Partner does not own, and at the Closing Date and the Option Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

          (m)  No Preemptive Rights, Registration Rights or Options.    Except as described in the Registration Statement, the Disclosure Package or the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in any Partnership Entity. Except for such rights that have been waived or as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.

          (n)   Authority and Authorization.    Each of the Abraxas Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus. All partnership and limited liability company action, as the case may be, required to be taken by the Abraxas Parties or any of their members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been validly taken.

          (o)   Authorization of Underwriting Agreement.    This Agreement has been duly authorized and validly executed and delivered by each of the Abraxas Parties.

          (p)   Enforceability of Operative Agreements.

            (i)    The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

            (ii)   the General Partner LLC Agreement (together with the Partnership Agreement, the "Partnership Entity Operative Agreements") has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its respective terms.

  provided that, with respect to each agreement described in this Section 5(p), the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

          (q)   No Conflicts.    None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Abraxas Parties or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, or other constituent document of any of the Abraxas Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Abraxas Parties is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Abraxas Parties or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Encumbrance upon any property or assets of any of the Abraxas Parties, which conflicts, breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of any of the Abraxas Parties to perform their obligations under this Agreement.

          (r)   No Consents.    No permit, consent, approval, authorization, order, registration, filing or qualification ("consent") of or with any court, governmental agency or body having jurisdiction over any of the Abraxas Parties or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Abraxas Parties of this Agreement, or the consummation by the Abraxas

  Parties of the transactions contemplated hereby, except, (i) as described in the Registration Statement, the Disclosure Package and the Prospectus; (ii) for registration of the sale of the Units under the Act, the registration of the Units under the Exchange Act and applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Units by the Underwriters; (iii) for such consents that have been, or prior to the Closing Date, will be obtained; and (iv) for such consents that if not obtained would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Abraxas Parties to perform their obligations under this Agreement.

          (s)   No Default.    None of the Abraxas Parties is (i) in violation of its partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Abraxas Parties to perform their obligations under this Agreement. To the knowledge of the Abraxas Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Abraxas Parties is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Abraxas Parties to perform their obligations under this Agreement.

          (t)    Conformity of Securities to Descriptions in the Registration Statement, the Disclosure Package and the Prospectus.    The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

          (u)   Independent Public Accountants.    The accountants, BDO Seidman, LLP, who have certified or shall certify the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), were independent registered public accountants with respect to Abraxas, the Partnership and the General Partner as required by the Act during the periods covered by the financial statements on which they reported.

          (v)   Financial Statements.    As of June 30, 2007, the Partnership would have had, on the consolidated basis indicated in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto), the capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except to the extent disclosed therein, the absence of footnotes (in respect of interim and pro-forma financial information) and normal year-end adjustments. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) under the caption "Summary—Summary Historical and Pro Forma Financial and Operating Data" and the selected historical and pro forma financial and operating information set forth under the caption "Selected Historical and Pro Forma Financial and Operating Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement, the Disclosure Package and the Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Abraxas Parties, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

          (w)  No Material Adverse Change.    None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of any Partnership Entity, and (iii) there has not been any material adverse change, or any development involving or which would reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners' equity, members' equity, net worth or results of operations of the Partnership Entities.

          (x)   Legal Proceedings or Contracts to be Described or Filed.    There are no legal or governmental proceedings pending or, to the knowledge of the Abraxas Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Disclosure Package but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Act.

          (y)   Certain Relationships and Related Transactions.    No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. No Abraxas Party has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director, manager or executive officer of any Partnership Entity.

          (z)   Title to Properties.    The Operating Company has good and defensible title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus and all of such properties are owned by the Partnership Entities, free and clear of all Encumbrances except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) that arise under the Credit Facility, (iii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iv) Encumbrances under oil and gas leases, options to lease, operating agreements, unitization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payments of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, or (v) as do not materially affect the value of such property taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease, such real property and buildings are held under valid and subsisting leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Registration Statement, the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus.

          (aa) Rights-of-Way.    Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, "rights-of-way") as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

          (bb) Permits.    Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

          (cc) Books and Records.    Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (dd) Disclosure Controls and Procedures.    (i) Each Partnership Entity has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

          (ee) Tax Returns.    Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

          (ff)  Investment Company.    None of the Partnership Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption "Use of Proceeds" will be an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (gg) Environmental Compliance.    The Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, as presently conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

          (hh) Sarbanes-Oxley Act of 2002.    The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and the AMEX that pertain thereto that are effective.

          (ii)   No Labor Dispute.    No labor dispute with the employees of the Abraxas Parties exists or, to the knowledge of any of the Abraxas Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

          (jj)   Insurance.    The Abraxas Parties maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Abraxas Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (kk) Litigation.    Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Abraxas Parties, threatened, to which any of the Partnership Entities are or may be a party or to which the business or property of any of the Partnership Entities are or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities are or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the sale of the Units, or (C) render this Agreement invalid.

          (ll)   Private Placement.    The Partnership's sale and issuance of 6,002,408 Common Units, pursuant to the terms of the Purchase Agreement, dated as of May 25, 2007, among the Partnership, the General Partner, the Operating Company, Abraxas and the purchasers named therein (the "Private Investors") is exempt from the registration requirements of the Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Abraxas Parties has taken or will take any action that would cause the loss of such exemption.

          (mm) No Distribution of Other Offering Materials.    None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus to which the Underwriters have consented in accordance with this Agreement, or other materials, if any, permitted by the Act, including Rule 134.

          (nn) Listing.    The Units have been approved for quotation on AMEX, subject only to official notice of issuance.

          (oo) Directed Unit Sales.    None of the Directed Units (as defined in Section 6(o) below) distributed in connection with the Directed Unit Program (as defined in Section 6(o) below) will be offered or sold outside of the United States. None of the Abraxas Parties has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Abraxas Parties to alter the customer's or supplier's level or type of business with the Abraxas Parties, or (ii) a trade journalist or publication to write or publish favorable information about the Abraxas Parties or their operations.

          (pp) Brokers.    Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any Abraxas Party and any person that would give rise to a valid claim against any Abraxas Party or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering of the Units.

          (qq) Market Stabilization.    The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Units.

          (rr)  Independent Petroleum Engineers.    DeGolyer and MacNaughton, whose reports are referenced in the Registration Statement, the Disclosure Package and Prospectus and who has delivered the letter referred to in Section 9(p) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent reserve engineer with respect to the Partnership.

          (ss)  Information Underlying Reserve Report.    The factual information underlying the estimates of reserves of the Abraxas Parties, which was supplied by the Abraxas Parties to DeGolyer and MacNaughton for the purposes of preparing the Reserve Report and the estimates of pro forma net proved reserves and standardized measure attributable thereto, including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, the Partnership Entities are not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, the Disclosure Package and the Prospectus and as reflected in the Reserve Report; estimates of such reserves and present values as described in the Registration Statement, the Disclosure Package and the Prospectus and reflected in the Reserve Report comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

          (tt)  Statistical and Market-Related Data.    All statistical or market-related data included in the Registration Statement, the Prospectus and the Disclosure Package, if any, are based on or derived from sources that the Abraxas Parties reasonably believe to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

          (uu) FINRA Affiliations.    To the knowledge of the Abraxas Parties, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority ("FINRA") and any of the Partnership's officers or directors or the Partnership's 5% or greater security holders, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

          (vv) Distribution Restrictions.    The Operating Company is not currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on the Operating Company's equity interests, from repaying to the Partnership any loans or advances to the Operating Company from the Partnership or from transferring any of the Operating Company's property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus or arising under the Credit Facility.

        Any certificate signed by any officer of any Abraxas Party and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Abraxas Party to each Underwriter as to the matters covered thereby.

        6.     Additional Covenants.    The Partnership Entities jointly and severally covenant and agree with the Underwriters that:

          (a)   The Partnership will timely transmit copies of the Prospectus in a form approved by the Underwriters, and any amendments or supplements thereto (subject to the provisions of this Section 6), to the SEC for filing pursuant to Rule 424(b) or, if applicable, Rule 430A(a)(3).

          (b)   The Partnership will deliver to the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus, the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and any amendment or supplement thereto, as the Underwriters may reasonably request; the Partnership will promptly advise the Underwriters when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC; if there is a post-effective amendment to the Registration Statement that is not effective under the Act, the Partnership will use its commercially reasonable efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify the Underwriters, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

          (c)   The Partnership will not file any amendment or supplement to the Registration Statement or the Prospectus or any Rule 462(b) Registration Statement (or any other prospectus relating to the Units filed pursuant to Rule 424(b) that differs from the Prospectus as filed pursuant to

  Rule 424(b)), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

          (d)   During the period when a prospectus relating to any of the Units is required to be delivered under the Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed on it by the Act, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

          (e)   If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement or the Prospectus, the Partnership will (A) notify promptly the Underwriters so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any such amendment or supplement to the Underwriters in such quantities as they may reasonably request.

          (f)    If, during the period when a prospectus relating to any of the Units is required to be delivered under the Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Exchange Act, the Partnership will forthwith at its expense prepare and file with the SEC (subject to Section 6(c) of this Agreement), and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

          (g)   During the period when a prospectus relating to the Units is required to be delivered under the Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise reasonably cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign partnership or to qualify as a dealer in securities, file a general consent to service of process under the laws of any jurisdiction, or subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

          (h)   The Partnership will make generally available to its security holders, an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158).

          (i)    The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two (2) years from the Closing Date, furnish or make available to the Underwriters via the Commission's Electronic Data Gathering Analysis and Retrieval (EDGAR) system or its website a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units (excluding any periodic income tax reporting) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the SEC pursuant to the Act or the Exchange Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the rules and regulations under the Act, which are not consolidated in the Partnership's financial statements. Any report, document or other information required to be furnished, delivered or made available under this paragraph (i) shall be furnished, delivered or made available as soon as practicable after such report, document or information becomes publicly available.

          (j)    The Abraxas Parties will not, during the 180 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued (a) pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights, (b) to affiliates, but only to the extent that such affiliates agree to be bound by the terms of this paragraph, (c) in connection with acquisitions of assets or businesses in which Common Units are issued as consideration or are issued in order to pay the cash portion of any consideration in such an acquisition or to repay any indebtedness incurred in connection with such an acquisition, provided that such acquisition results in an increase in available cash per unit on a pro forma basis, or (d) the Option Units) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise. Notwithstanding the foregoing or the provisions of the letters referred to in paragraph (m) below, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with NASD Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this paragraph (j) and the letters referred to in paragraph (m) below shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event.

          (k)   The Partnership will apply the proceeds from the sale of the Units as set forth in the description under "Use of Proceeds" in the Registration Statement, the Disclosure Package and the Prospectus and will file with the SEC such information on Form 10-K or Form 10-Q as may be required by Rule 463.

          (l)    The Partnership will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Units under the Act.

          (m)  The Abraxas Parties will cause (i) each of the Private Investors, other than the Selling Unitholder, to furnish to the Underwriters, on or prior to the Execution Time, a letter in the form of Exhibit C and (ii) the directors and officers of the General Partner and Abraxas, to furnish to the Underwriters, on or prior to the Execution Time, a letter in the form of Exhibit D.

          (n)   If the Partnership elects to rely on Rule 462(b), the Partnership shall both file a Rule 462(b) Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the Act by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

          (o)   It is understood that up to 100,000 of the Firm Units (the "Directed Units") will initially be reserved by the Underwriters for offer and sale to officers, directors, employees and persons having business relationships with the Abraxas Parties ("Directed Unit Participants") upon the terms and conditions set forth in the Registration Statement, the Disclosure Package and the Prospectus (the "Directed Unit Program") and in accordance with the rules and regulations of the NASD and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by A.G. Edwards & Sons, Inc. from the Partnership. Under no circumstances will A.G. Edwards & Sons, Inc. or any Underwriter be liable to any Abraxas Parties or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

          (p)   The Underwriters covenant and agree with the Partnership that unless they have obtained or will obtain, as the case may be, the prior written consent of the Partnership, they have not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership with the SEC or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any Free Writing Prospectus consented to by the Underwriters is hereinafter referred to as a "Permitted Free Writing Prospectus." The Selling Unitholder agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

          (q)   No Partnership Entity will take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Firm Units.

        7.     Representations, Warranties and Agreements of the Selling Unitholder.    The Selling Unitholder represents and warrants to and agrees with the Underwriters that:

          (a)   No Material Misstatements or Omissions.    The Statutory Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation or warranty in this Section 7(a) extends only to statements contained in the Statutory Prospectus, Registration Statement, or the Prospectus made in reliance upon and in conformity with information concerning the Selling Unitholder and furnished in writing by or on behalf of such Selling Unitholder to the Partnership expressly for use therein.

          (b)   No Conflicts.    None of the offering and sale by the Selling Unitholder of the Firm Units to be sold by it, the execution, delivery and performance of this Agreement by the Selling Unitholder, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the formation or governing agreements of the Selling Unitholder, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Unitholder is a party or by which any of its respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Selling Unitholder or any of its properties in a proceeding to which its property is a party or (iv) results or will result in the creation or imposition of any Encumbrance upon any property or assets of the Selling Unitholder, which conflicts, breaches, violates or defaults, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, materially impair the ability of the Selling Unitholder to perform its obligations under this Agreement.

          (c)   No Consents.    No consent of or with any court, governmental agency or body having jurisdiction over the Selling Unitholder or any of its properties is required in connection with the offering and sale by the Selling Unitholder of its Firm Units, the execution, delivery and performance of this Agreement by the Selling Unitholder, or the consummation by the Selling Unitholder of the transactions contemplated hereby, except (i) as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) for registration of the Firm Units under the Act and consents required under the Exchange Act and applicable state securities or "Blue Sky" laws in connection with the purchase and distribution of the Firm Units by the Underwriters, and (iii) for such consents that have been, or prior to the Closing Date will be, obtained.

          (d)   Valid Title; No Encumbrances.    The Selling Unitholder has, and at the Closing Date will have, valid title to the Firm Units to be sold by the Selling Unitholder hereunder on such date, free and clear of all Encumbrances and upon delivery of such Firm Units and payment therefor pursuant hereto, the Underwriters will acquire valid title to such units, free and clear of all Encumbrances.

          (e)   No Manipulation.    The Selling Unitholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Firm Units.

          (f)    Authorization of Underwriting Agreement.    This Agreement has been duly authorized and validly executed and delivered by the Selling Unitholder.

        8.     Selling Unitholder Covenants.    The Selling Unitholder covenants and agrees with the Underwriters that:

          (a)   The Selling Unitholder will not, during the 90 days after the date of the Prospectus, without the prior written consent of A.G. Edwards & Sons, Inc., directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 90-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, then the restrictions imposed by this paragraph (a) and the letters referred to in paragraph (b) below shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event. Notwithstanding anything herein to the contrary, the foregoing shall not be deemed to restrict the Selling Unitholder and its affiliates from engaging in any market making, brokerage, investment advisory, financial advisory, financing, and other similar activities conducted in the ordinary course of its or its affiliates' business, other than with respect to shares of Common Stock held for investment purposes.

          (b)   Neither the Selling Unitholder nor any person acting on behalf of the Selling Unitholder (other than, if applicable, the Partnership and the Underwriters) shall use or refer to any Free Writing Prospectus relating to the Firm Units.

          (c)   The Selling Unitholder will deliver to the Underwriters a properly completed and executed applicable United States Treasury Department Form W-8 (if the Selling Unitholder is a non-United States person) or Form W-9 (if the Selling Unitholder is a United States person).

          (d)   The Selling Unitholder will reasonably cooperate with the Partnership and the Underwriters and execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all such other instruments and take all such other actions as such party may reasonably be requested to take by the Partnership and the Underwriters from time to time, in order to effectuate the sale of the Firm Units by such Selling Unitholder in the offering contemplated hereby.

        9.     Conditions of Underwriters' Obligations.    The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Abraxas Parties and the Selling Unitholder contained herein, to the performance by the Abraxas Parties and the Selling Unitholder of their covenants and obligations hereunder, and to the following additional conditions:

          (a)   The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 p.m., New York time, on the date hereof, or, with the consent of the Underwriters, at a later date and time, not later than 1:00 p.m., New York time, on the first Business Day following the date hereof, or at such later date and time as may be approved by the Underwriters; if the Partnership has elected to rely on Rule 462(b), the Rule 462(b) Registration Statement shall have become effective not later than (i) 10:00 p.m. New York time, on the date hereof, or (ii) at such later date and time as may be approved by the Underwriters. All filings required by Rule 424 and Rule 430A shall have been made. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement, the Disclosure Package or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

          (b)   No Underwriter shall have advised the Partnership on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement, the Disclosure Package or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriters (upon the advice of counsel) is material, or omits to state a fact which, in the opinion of the Underwriters (upon the advice of counsel) is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)   On the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received the opinion of Jackson Walker L.L.P., counsel for the Partnership, addressed to them and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to substantially the effect set forth on Exhibit A hereto.

          (d)   On the Closing Date (and, if applicable, the Option Closing Date), the Underwriters shall have received the opinion of Steven J. Keltz, in-house counsel for the Selling Unitholder, addressed to the Underwriters and dated the Closing Date (and, if applicable, the Option Closing Date), in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit B hereto.

          (e)   The Underwriters shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Baker Botts L.L.P., counsel to the Underwriter, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as the Underwriters may reasonably require; and the Abraxas Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 9 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

          (f)    The Partnership Entities shall have requested and caused BDO Seidman LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date (and if applicable, the Option Closing Date), letters, dated respectively as of the Execution Time and as of the Closing Date (and if applicable, the Option Closing Date), in form and substance satisfactory to the Underwriters and BDO Seidman LLP, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act and the Exchange Act, and the Public Company Accounting Oversight Board (United States) ("PCAOB"), and that they have performed a review of the unaudited interim financial information made available by the Partnership Entities for the six-month period ended June 30, 2007 and as of June 30, 2007, in accordance with

  Statement on Auditing Standards No. 100 and (ii) stating their conclusions and findings with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (g)   With respect to the letter of BDO Seidman LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the "Initial Letter"), the Partnership shall have furnished to A.G. Edwards & Sons, Inc. a letter (the "Bring-down Letter") of such accountants, addressed to the Underwriters and dated the Closing Date (and if applicable, the Option Closing Date) and any settlement date pursuant to Section 3 hereof (i) confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and PCAOB, (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Initial Letter, and (iii) confirming in all material respects the conclusions and findings set forth in their Initial Letter.

          (h)   Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (i) none of the Partnership Entities shall have sustained since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto), none of the Partnership Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capitalization or short-term or long-term debt of the Partnership Entities or any change, or any development involving or which would reasonably be expected to involve a prospective change in the condition (financial or other), net worth, partners' or members' equity, business, affairs, management, prospects, results of operations or cash flow of the Partnership Entities, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Underwriters so materially adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

          (i)    There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the AMEX, or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership's securities on the AMEX or the establishing on such market by the SEC or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or applicable state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in the reasonable judgment of the Underwriters impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

          (j)    The Underwriters shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the chief operating officer and the chief financial officer, in their capacities as such, of each of the Abraxas Parties, stating that:

            (i)    the conditions set forth in Section 9(a) have been fully satisfied;

            (ii)   they have carefully examined the Registration Statement, the Disclosure Package and the Prospectus, and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units and (A) nothing has come to their attention that would lead them to believe that, as of the Effective Date, the Registration Statement included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and as of their respective issue, effective or filing dates and the Closing Date (and, if applicable, the Option Closing Date), the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of Units included any untrue statement of a material fact or omitted to state material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth;

            (iii)  all representations and warranties made herein by the Abraxas Parties are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date; and all agreements herein to be performed or complied with by the Abraxas Parties on or prior to such Closing Date have been duly performed and complied with by the Abraxas Parties;

            (iv)  no event contemplated by Section 9(h) has occurred; and

            (v)   covering such other matters as the Underwriters may reasonably request.

          (k)   The Abraxas Parties shall not have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

          (l)    The Partnership shall have furnished to the Underwriters at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

          (m)  The AMEX shall have approved the Units for quotation, subject only to official notice of issuance.

          (n)   The Underwriters shall have received duly and validly executed letter agreements referred to in Section 6(m) hereof.

          (o)   At the time of execution of this Agreement, the Underwriters shall have received from DeGolyer and MacNaughton a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof covering the matters described in Exhibit E.

          (p)   With respect to the letter of DeGolyer and MacNaughton referred to in the preceding paragraph and delivered to the Underwriter concurrently with the execution of this Agreement, the

  Partnership shall have furnished to the Underwriters a letter of such reserve engineers, addressed to the Underwriters and dated each of the Closing Date and the Option Closing Date, if any, confirming in all material respects the matters in the letter referred to in the preceding paragraph.

        All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and to Baker Botts L.L.P., counsel for the several Underwriters. The Partnership will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.

        If any of the conditions specified above in this Section 9 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by the Underwriters in writing, this Agreement may be terminated by the Underwriters on notice to the Partnership.

        10.   Indemnification and Contribution.    (a) The Abraxas Parties, jointly and severally, shall indemnify and hold harmless each Underwriter and its respective officers, directors, partners and each person, if any, who controls any Underwriter (within the meaning of Section 15 of the Act) from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Disclosure Package and the Prospectus or in any amendment or supplement thereto, (B) any Permitted Free Writing Prospectus used or referred to in any Free Writing Prospectus used or referred to by any Underwriter, or (C) any "road show" (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a "Non-Prospectus Road Show") or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Underwriter for any legal or other out-of-pocket expenses incurred by the Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 10(d) hereof) any such settlement is effected with the prior written consent of the Partnership); provided, however, that the Abraxas Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Disclosure Package, the Prospectus, any Permitted Free Writing Prospectus, or any such amendment or supplement thereto or any Blue Sky application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by A.G. Edwards & Sons, Inc. or by any Underwriter through A.G. Edwards & Sons, Inc., expressly for use in the preparation thereof (as provided in Section 16 hereof). In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant thereto.

        In connection with the offer and sale of the Directed Units, the Abraxas Parties, jointly and severally, will indemnify and hold harmless A.G. Edwards & Sons, Inc. from and against any losses, damages or liabilities (or actions or claims in respect thereof) which (i) arise out of or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any Abraxas Party for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) arise out of or are based upon the failure of any Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) are otherwise related to the Directed Unit Program, other than losses, damages or liabilities (or expenses relating thereto) finally judicially determined to have resulted directly from the fraud, bad faith or gross negligence or willful misconduct of A.G. Edwards & Sons, Inc.. The Abraxas Parties, jointly and severally, will reimburse each Underwriter for any legal or other out-of-pocket expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 10(d) hereof) any such settlement is effected with the written consent of the Partnership). In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant thereto.

          (b)   The Selling Unitholder will indemnify and hold harmless each Underwriter and its respective officers, directors, partners and each person, if any, who controls any Underwriter (within the meaning of Section 15 of the Act) from and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Disclosure Package, the Prospectus or in any amendment or supplement thereto, or (B) any Permitted Free Writing Prospectus used or referred to in any Free Writing Prospectus used or referred to by any Underwriter, or (C) any "road show' (as defined in Rule 433) not constituting a Non-Prospectus Road Show or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Disclosure Package, the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Selling Unitholder furnished to the Partnership by the Selling Unitholder expressly for use in the preparation thereof or inclusion therein, and will reimburse the Underwriter for any legal or other out-of-pocket expenses incurred by the Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 10(d) hereof) any such settlement is effected with the written consent of the Partnership).

          (c)   Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Abraxas Parties and the Selling Unitholder and their respective officers, directors, partners and each person, if any, who controls any of the Abraxas Parties (within the meaning of Section 15 of the Act) from and against any losses, damages or liabilities, joint or several, to which the Abraxas Parties or the Selling Unitholder may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Disclosure Package, the Prospectus or in any amendment or supplement thereto, (B) any Permitted Free Writing Prospectus used or referred to in any Free Writing Prospectus used or referred to by any Underwriter, or (C) any "road show" (as defined in Rule 433) not constituting a Non-Prospectus Road Show or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Disclosure Package, the Prospectus or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership or the Selling Unitholder by A.G. Edwards & Sons, Inc. or by any Underwriter through A.G. Edwards & Sons, Inc., expressly for use in the preparation thereof or inclusion therein (as provided in Section 16 hereof), and will reimburse the Abraxas Parties and Selling Unitholder, as applicable, for any legal or other out-of-pocket expenses incurred by the Abraxas Parties or the Selling Unitholder in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 10(d) hereof) any such settlement is effected with the prior written consent of the Underwriters).

          (d)   Promptly after receipt by an indemnified party under Section 10(a), 10(b) or 10(c), hereof of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 10(a), 10(b) or 10(c) hereof, notify each such indemnifying party in writing of the claim or action, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 10(a), 10(b) or 10(c) hereof. In case any such claim or action shall be brought against any such indemnified party and it shall notify each indemnifying party thereof, each such indemnifying party shall be entitled to participate in the defense thereof and, to the extent that it shall wish, jointly with any other indemnifying party under Section 10(a), 10(b) or 10(c) hereof similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 10(a), 10(b) or 10(c) hereof for any legal expenses of other counsel or any other costs or expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized in writing by the indemnifying party, (ii) the indemnified party shall have been advised in writing by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party as provided herein. If at any time such indemnified party shall have requested such indemnifying party under Section 10(a), 10(b) or 10(c) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a), 10(b) or 10(c) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, including any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (e)   If the indemnification provided for in this Section 10 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 10(a), 10(b) or 10(c) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Abraxas Parties and Selling Unitholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10(d) hereof and such indemnifying party was prejudiced by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Abraxas Parties and Selling Unitholder, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Abraxas Parties and Selling Unitholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units provided for in this Agreement (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Abraxas Parties and Selling Unitholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Abraxas Parties and Selling Unitholder, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Abraxas Parties, Selling Unitholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation (even if the Underwriters was treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10(e). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 10(e) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 10(e) to contribute are several in proportion to their respective underwriting obligations with respect to the Units and not joint.

          (f)    The obligations of the Abraxas Parties and Selling Unitholder under this Section 10 shall be in addition to any liability that the Abraxas Parties and Selling Unitholder may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership, Selling Unitholder and the General Partner who signed the Registration Statement and to each person, if any, who controls the Abraxas Parties and Selling Unitholder within the meaning of the Act.

        11.   Representations and Agreements to Survive Delivery.    The respective representations, warranties, agreements and statements of the Abraxas Parties, the Selling Unitholder, and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Selling Unitholder, the Abraxas Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

        12.   Substitution of Underwriters.    (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for themselves or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter and the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, the non-defaulting Underwriters or the Partnership shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments to the Registration Statement, Disclosure Package or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Units.

          (b)   If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made as provided in subsection (a) above, the aggregate number of Units which remains unpurchased does not exceed one-tenth of the total Units to be sold on the Closing Date, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the Units which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

          (c)   If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters made by the non-defaulting Underwriters and the Partnership as provided in subsection (a) above, the number of Units which remains unpurchased exceeds one-eleventh of the total Units to be sold on the Closing Date, or if the Partnership shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Units of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Partnership to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Abraxas Parties except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 14 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        13.   Termination.    (a) This Agreement may be terminated by the Underwriters at any time at or prior to the Closing Date by notice to the Partnership and Selling Unitholder if any condition specified in Section 9 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 10 and 14 hereof.

          (b)   This Agreement also may be terminated by the Underwriters, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 9 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 12 of this Agreement.

        If the Underwriters terminate this Agreement as provided in Sections 13(a) or 13(b), it shall notify the Partnership and Selling Unitholder by telephone or telegram, confirmed by letter, and in accordance with the notice provisions in Section 15.

        14.   Costs and Expenses.    The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership's counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Disclosure Package, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 6(d) hereof) and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, as may be reasonably requested for use in connection with the offering and sale of the Units, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 6(d) hereof) to the Underwriters, as may be reasonably requested for use in connection with the offering and sale of the Units, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the reasonable fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD (if any) and reasonable fees and disbursements of counsel to the Underwriter relating to any review of the offering by the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all fees and expenses relating to the authorization of the Units for trading on the AMEX, (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (i) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in this Section 14) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters' counsel, the Underwriters' transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

        If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 13(a) (other than pursuant to Sections 9(i)(i), (iii), (iv) or (v)), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

        15.   Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters at A.G. Edwards & Sons, Inc., One

North Jefferson Avenue, St. Louis, Missouri 63103, Attention of [                                    ]; notices to the Partnership shall be directed to it at Abraxas Energy Partners, LP, 500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232, facsimile number (210) 490-8816, Attention of Barbara M. Stuckey, with a copy to Jackson Walker L.L.P., Attention of Steven R. Jacobs, 112 E. Pecan St., Suite 2400, San Antonio, Texas 78205, facsimile number (210) 978-7790; and notices to the Selling Unitholder shall be directed to it at Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013, Attention of Steve Keltz, facsimile number (646) 291-1445.

        16.   Information Furnished by Underwriters.    The statements set forth in the third, twelfth, thirteenth, fourteenth and fifteenth paragraphs and the fourth sentence of the sixth paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 5(a) and Section 10 hereof.

        17.   Parties.    This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Abraxas Parties, the Selling Unitholder, their respective successors and assigns and the officers, directors, employees, agents, representatives and controlling persons referred to in Section 10 hereof (to the extent provided in Section 10) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

        18.   Research Independence.    Each of the Partnership and the Selling Unitholder acknowledges that the Underwriters' research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters' research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. Each of the Partnership and the Selling Unitholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership or the Selling Unitholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters' investment banking divisions. Each of the Partnership and the Selling Unitholder acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

        19.   No Fiduciary Duty.    Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, each of the Partnership and the Selling Unitholder acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Partnership and the Selling Unitholder, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership or the Selling Unitholder in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership and the Selling Unitholder, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Partnership and the Selling

Unitholder shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, each of the Partnership and the Selling Unitholder acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership and the Selling Unitholder by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to the Partnership or the Selling Unitholder for, any of such additional financial interests. Each of the Partnership and Selling Unitholder hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

        20.   Counterparts.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        21.   Pronouns.    Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

        22.   Headings.    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

        23.   Time of Essence.    Time shall be of the essence of this Agreement.

        24.   Applicable Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

        If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Abraxas Parties and the Underwriters.

ABRAXAS ENERGY PARTNERS, L.P.

By: Abraxas General Partner, LLC its General Partner
By:
Name:
Title:
ABRAXAS GENERAL PARTNER, LLC

By:
Name:
Title:
ABRAXAS OPERATING, LLC

By:
Name:
Title:
ABRAXAS ENERGY INVESTMENTS, LLC

By:
Name:
Title:
CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:
Accepted in St. Louis, Missouri as of the date first above written.

A.G. EDWARDS & SONS, INC.

By:
Title:
Signature Page to Underwriting Agreement

SCHEDULE I

Allocation of Units

Name	Number of Units
A.G. Edwards & Sons, Inc.

Total

SCHEDULE II

SCHEDULE III

Partnership Entities
	Abraxas Energy Partners, L.P.	Abraxas General Partner, LLC	Abraxas Operating, LLC
Jurisdiction of Formation	Delaware	Delaware	Texas
Qualification to do business as a foreign entity	Texas	Texas	n/a

(1)
Because Abraxas Energy Partners, L.P. is not required to file franchise tax returns with the Texas Comptroller of Public Accounts, good standing status is not applicable to this entity.

EXHIBIT A

Opinion of Jackson Walker L.L.P.

A-1

EXHIBIT B

Opinion of Seller Unitholder's Counsel

B-1

EXHIBIT C

FORM OF LOCK-UP LETTER FOR THE PRIVATE INVESTORS

October            , 2007

A.G. EDWARDS & SONS, INC.
As Representative of the several Underwriters,

c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis Missouri 63103

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), by and among Abraxas Energy Partners, L.P. (the "Partnership"), Abraxas Operating, LLC, Abraxas General Partner, LLC, Abraxas Energy Investments, LLC, Citigroup Global Markets Inc. and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of units, representing limited partner interests (the "Partnership Units"), in the Partnership. Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Underwriting Agreement.

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, during the 60 days after the date of the Prospectus without the prior written consent of A.G. Edwards & Sons, Inc., which consent will not be unreasonably withheld, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise.

        Notwithstanding the foregoing paragraph, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with NASD Rule 2711, if (1) during the last 17 days of the 60-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 60-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, then the restrictions described in the foregoing paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event.

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

C-1

EXHIBIT D

FORM OF LOCK-UP LETTER FOR THE DIRECTORS AND OFFICERS OF THE GENERAL PARTNER AND ABRAXAS

October            , 2007

A.G. EDWARDS & SONS, INC.
As Representative of the several Underwriters,

c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis Missouri 63103

Ladies and Gentlemen:

        This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), by and among Abraxas Energy Partners, L.P. (the "Partnership"), Abraxas Operating, LLC, Abraxas General Partner, LLC, Abraxas Energy Investments, LLC, Citigroup Global Markets Inc. and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of units, representing limited partner interests (the "Partnership Units"), in the Partnership. Capitalized terms used herein but not defined herein shall have the meaning given such terms in the Underwriting Agreement.

        In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, during the 180 days after the date of the Prospectus without the prior written consent of A.G. Edwards & Sons, Inc., which consent will not be unreasonably withheld, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than Common Units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise.

        Notwithstanding the foregoing paragraph, for the purpose of facilitating research coverage of the Partnership by the Underwriters and compliance with NASD Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions described in the foregoing paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event.

        If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

D-1

QuickLinks

ABRAXAS ENERGY PARTNERS, L.P. Common Units Representing Limited Partner Interests UNDERWRITING AGREEMENT
SCHEDULE I Allocation of Units
SCHEDULE II
SCHEDULE III
EXHIBIT A Opinion of Jackson Walker L.L.P.
EXHIBIT B Opinion of Seller Unitholder's Counsel
EXHIBIT C
EXHIBIT D